     As filed with the Securities and Exchange Commission on April 18, 2002
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                              ____________________

                                   DAVITA INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                               51-0354549
             (State or other jurisdiction of               (I.R.S. Employer
              incorporation or organization)               Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                         Torrance, California 90503-5517
                                 (310) 792-2600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             _____________________
                    DaVita Inc. 2002 Equity Compensation Plan
                            (Full title of the plan)

                               Steven J. Udicious
                  Vice President, General Counsel and Secretary
                                   DaVita Inc.
                      21250 Hawthorne Boulevard, Suite 800
                         Torrance, California 90503-5517
                                 (310) 792-2600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               ___________________
                                   Copies to:
                              Ronn S. Davids, Esq.
                               Riordan & McKinzie
                          300 S. Grand Ave., 29th Floor
                       Los Angeles, California 90071-3109
                                 (213) 229-8562

                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                          Proposed              Proposed
    Title of each class of           Amount                Maximum               Maximum             Amount of
       securities to be               to be            Offering Price           Aggregate          Registration
          registered               Registered           Per Share/(1)/       Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------
         Common Stock               8,500,000              $25.12             $213,520,000            $19,643.84
====================================================================================================================

/(1)/    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock on April 16, 2002, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by DaVita Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001.

         (2) All other reports filed by the Company pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed.

         (3) The description of the common stock of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, filed October 21, 1995.

         (4) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Steven J. Udicious, General Counsel of the Company. Mr. Udicious is also a Vice President and Secretary of the Company and holds stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Company's outstanding Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation, provided that (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Article XI, Section 1 of the Company's By-Laws provides for indemnification of persons to the fullest extent permitted by the Delaware General Corporation Law.

         In accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the federal securities laws.

         In addition, the Company has agreed to indemnify some of its directors and officers to the maximum extent of the law pursuant to Employment or Indemnification Agreements.

Item 7.  Exemptions from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1      2002 Equity Compensation Plan of the Company.

5.1      Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1 Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

23.3     Consent of PricewaterhouseCoopers LLP.

24.1     Powers of Attorney (included on page II-4).

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES,

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on April 17, 2002.

                                                 DAVITA INC.


                                                 By: /s/ Kent J. Thiry
                                                    ____________________________
                                                    Kent J. Thiry
                                                    Chairman and Chief Executive
                                                    Officer

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kent J. Thiry and Steven J. Udicious, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                  Title                                  Date
            ---------                                  -----                                  ----

         /s/ Kent J. Thiry
__________________________________         Chairman and Chief Executive Officer          April 17, 2002
              Kent J. Thiry                (Principal Executive Officer)


         /s/ Richard K. Whitney
___________________________________         Chief Financial Officer (Principal           April 17, 2002
              Richard K. Whitney            Financial Officer)


         /s/ Gary W. Beil
___________________________________         Vice President and Controller                April 17, 2002
              Gary W. Beil                  (Principal Accounting Officer)


         /s/ Nancy-Ann DeParle
___________________________________         Director                                     April 17, 2002
             Nancy-Ann DeParle


         /s/ Richard B. Fontaine
___________________________________         Director                                     April 17, 2002
             Richard B. Fontaine


         /s/ Peter T. Grauer
___________________________________         Director                                     April 17, 2002
             Peter T. Grauer

    /s/ C. Raymond Larkin, Jr.                Director            April 17, 2002
    ------------------------------------
         C. Raymond Larkin, Jr.


    /s/ John M. Nehra                         Director            April 17, 2002
    ------------------------------------
         John M. Nehra


    /s/ William L. Roper                      Director            April 17, 2002
    ------------------------------------
         William L. Roper

                                Index To Exhibits

Sequentially
Numbered
Exhibit                                  Description                                           Page Number
------------                             -----------                                           -----------
4.1   2002 Equity Compensation Plan of the Company.

5.1   Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1  Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2  Consent of KPMG LLP.

23.3  Consent of PricewaterhouseCoopers LLP.

24.1  Powers of Attorney (included on page II-4).